SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 7, 2005

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)

(205) 444-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement:

On December 7, 2005, the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) approved the recommendations of the Compensation Committee related to the compensation of its named executive officers in the form of bonuses for 2005 and salary increases effective January 1, 2006. The approved recommendations are as follows:

Named Executive Officer	Bonus Payable in 2005	Salary Effective 1/1/06

Charles E. Bugg, Ph.D., Chairman & CEO	$55,374	$453,365
J. Claude Bennett, M.D. President, COO & Medical Director	$42,384	$347,011
Michael A. Darwin, CFO, Secretary & Treasurer	$27,386	$224,217
Randall B. Riggs, Senior VP Business Development	$75,000	$290,000
Jonathan M. Nugent	$23,474	$192,186

In addition, the Board also approved the recommendation of the Compensation Committee to change the compensation of directors effective January 1, 2006 as follows:

Cash Compensation
Annual retainer	$12,000
Board meeting fees-in person	$1,500
-teleconference	$1,000
Committee meeting fees (Audit, Compensation Corporate Partnering & Nominating)	$500
Audit Committee Chairman retainer	$4,000
Compensation Committee Chairman retainer	$2,000
Stock Compensation (subject to shareholder approval at the next Annual Meeting)
Shares granted upon election (prorated to next Annual Meeting)	20,000
Annual automatic grant	15,000

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

Also on December 7, 2005, the Board approved the recommendation to promote Randall B. Riggs to Senior Vice President, Business Development, effective on January 1, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief Accounting Officer